Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-102483 of Ligand Pharmaceuticals Incorporated on Form S-3 of our report dated February 25, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle), appearing in the Annual Report on Form 10-K of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                     /S/DELOITTE & TOUCHE LLP

San Diego, California
June 17, 2003